Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 52 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 25, 1999, relating to the financial statements and financial highlights of INVESCO Blue Chip Growth Fund (formerly the sole portfolio constituting INVESCO Growth Fund, Inc.), INVESCO Dynamics Fund, INVESCO Endeavor Fund, INVESCO Growth and Income Fund, INVESCO S&P 500 Index Fund (formerly one of the portfolios constituting INVESCO Specialty Funds, Inc.), INVESCO Small Company Growth Fund (formerly the sole portfolio constituting INVESCO Emerging Opportunity Funds, Inc.) and INVESCO Value Equity Fund (formerly one of the portfolios constituting INVESCO Value Trust Funds, Inc.), collectively INVESCO Stock Funds, Inc. (formerly known as INVESCO Equity Funds, Inc. which was formerly known as INVESCO Capital Appreciation Funds, Inc.), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Denver, Colorado
August 31, 1999